UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20509

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 15, 2011

Date of Report

(Date of earliest event reported)

WIZZARD SOFTWARE CORPORATION

(Exact name of registrant as specified in its charter)

COLORADO	001-33935	87-0609860
(State or other jurisdiction of incorporation or organization)	Commission File Number	(I.R.S. Employer Identification No.)

5001 Baum Boulevard

Pittsburgh, Pennsylvania 15213

(Address of principal executive offices)

(412) 621-0902

Registrant's telephone number

N/A

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

See the disclosure under Item 5.07 below.

Item 5.07  Submission of Matters to a Vote of Security Holders.

On June 15, 2011, Wizzard Software Corporation, a Colorado corporation (the “Company”) held its annual meeting of stockholders (the “Annual Meeting”).  The following directors were elected at the Annual Meeting, with:  (i) the number of votes cast for each director; (ii) the number of votes cast against; (iii) the number of votes withheld; and (iv) the number of broker non-votes indicated opposite each director’s name below:

Broker

Director

For

Against

Withheld

Non-Votes

Christopher J. Spencer

15,884,545

-0-

3,568,954

-0-

J. Gregory Smith

16,243,477

-0-

3,210,022

-0-

Douglas Polinsky

16,246,934

-0-

3,206,565

-0-

Denis Yevstifeyev

15,867,642

-0-

3,585,857

-0-

In addition, 53,903,633 votes were cast in favor of the approval of an amendment to the Company’s Articles of Incorporation to increase its authorized shares of common stock from 100,000,000 shares to 200,000,000 shares, with 15,271,935 shares of the Company’s common stock voted against; 314,536 shares abstaining; and no broker non-votes.  On June 15, 2011, the Company filed with the Colorado Secretary of State Articles of Amendment reflecting this increase in its authorized common shares, with such filing having immediate effect.  See the Exhibit Index, Item 9.01 of this Current Report.

A total of 63,851,684 shares of common stock were voted in favor of the ratification of the Board of Directors’ selection of Gregory & Associates, LLC, as the Company’s independent auditors, with 1,441,764 shares voted against; 4,196,656 shares abstaining; and no broker non-votes.

Each of the above figures represents the final voting results of each of the matters submitted to a vote of the Company’s common stockholders at the Annual Meeting.

Item 9.01  Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.

Description

Articles of Amendment to Articles of Incorporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WIZZARD SOFTWARE CORPORATION

Date:	6/16/10	By:	/s/ Christopher J. Spencer
Christopher J. Spencer
Chief Executive Officer and President